ELEVENTH AMENDMENT TO PROMISSORY NOTE

This Eleventh Amendment to Promissory Note (the “Eleventh Amendment”) is made by and between the parties High Sierra Technologies, Inc., a Nevada Corporation (“HSTI”) and Larry Mamey (“Mamey”) to be effective as of this 5th day of June, 2022.

WHEREAS, HSTI and Mamey are parties to that certain Promissory Note dated June 6, 2019 that originally accrued interest at a rate of nine percent (9.0%) per annum (the “Note”).

WHEREAS, HSTI and Mamey amended the Note as of December 6, 2019 by way of that certain First Amendment to Promissory Note and on March 5, 2020 by way of that certain Second Amendment to Promissory Note and on June 5, 2020 by way of that certain Third Amendment to Promissory Note and on September 5, 2020 by way of that certain Fourth Amendment to Promissory Note and on December 5, 2020 by way of that certain Fifth Amendment to Promissory Note and on March 5, 2021 by way of that certain Sixth Amendment to Promissory Note and on June 5, 2021 by way of the certain Seventh Amendment to Promissory Note and on September 5, 2021 by way of the certain Eighth Amendment to Promissory Note and on December 11, 2021 by way of the certain Ninth Amendment to Promissory Note and on February 11, 2022 by way of that certain Tenth Amendment to Promissory Note.

WHEREAS, the Note currently has a Maturity Date, as defined in the Note, as the Note has been previously amended, of June 6, 2022.

WHEREAS, due to circumstances unforeseen by the parties to the Note, the parties to the Note now deem it to be in their mutual best interests to further extend said Maturity Date of the Note.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, HSTI and Mamey hereby covenant, promise and agree as set forth below.

1.  HSTI shall pay Mamey the sum of $1,750.00 for the interest that has accrued on the Note through June 6, 2022.

2.  The Maturity Date of the Note is now extended to September 6, 2022.

3.  For this period of extension, the Note shall bear interest at a rate of fourteen percent (14%) per annum.

4.  All other terms, provisions and conditions as are set forth in the Note shall remain the same and shall continue to remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands to this Eleventh Amendment to be effective as of the day and date first set forth above.

High Sierra Technologies, Inc., a Nevada Corporation

By:  /s/ Gregg W. Koechlein

            Gregg W. Koechlein, its Chief Operating Officer

By:  /s/ Larry Mamey

            Larry Mamey

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